UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 16, 2018 (October 16, 2018)
Date of report (Date of earliest event reported)

SP PLUS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601‑7702
(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 16, 2018, SP Plus Corporation, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Craig Mateer (the “Seller”), ZWB Holdings, Inc., a Florida corporation (“ZWB”), and Rynn’s Luggage Corporation, a Pennsylvania corporation (“RLC” and together with ZWB and the direct and indirect subsidiaries of ZWB and RLC, the “Target Companies”). Pursuant to the Purchase Agreement, upon the terms and subject to the conditions set forth therein, the Company will acquire all of the outstanding shares of the Target Companies for a purchase price of $275 million in cash, subject to certain adjustments (the “Acquisition”). The closing of the Acquisition is subject to customary closing conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Approval”), and (ii) the Company’s completion of its financing to fund the Acquisition. In connection therewith, the Company’s current agent bank, Merrill Lynch Pierce, Fenner & Smith Incorporated, has delivered a highly confident letter to the Company in support of the financing to fund the Acquisition. The Purchase Agreement provides the Company, the Seller and the Target Companies (the “Parties”) with certain termination rights, including, in certain circumstances, the right of any Party to terminate the Purchase Agreement if the Acquisition does not close on or before December 1, 2018 (the “Outside Date”), except that the Outside Date can be extended by up to forty-five (45) days in circumstances where the HSR Approval has not yet been received. The Acquisition is currently expected to close on November 30, 2018.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

The representations and warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the Parties, may be subject to limitations agreed upon by the Parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the Parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the Parties that differ from those applicable to investors. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement. Accordingly, the Purchase Agreement is included in this filing only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Parties or their respective businesses.

Item 8.01 Other Events

On October 17, 2018, the Company issued a press release relating to the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

2.1
Stock Purchase Agreement, dated as of October 16, 2018, by and among Craig Mateer, ZWB Holdings, Inc., Rynn’s Luggage Corporation and SP Plus Corporation. The schedules and exhibits to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K but will be provided supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release issued by SP Plus Corporation on October 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP PLUS CORPORATION

Date: October 17, 2018	By: /s/ VANCE C. JOHNSTON
Vance C. Johnston, Chief Financial Officer and Treasurer